PROSPECTUS SUPPLEMENT                                     Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated April 4, 2025)                                         File No. 333-279118
LUMINAR TECHNOLOGIES, INC.
40,000 Shares of Series A Convertible Preferred Stock
Up to 10,800 Shares of Series A Convertible Preferred Stock Issuable as Dividends
Up to 64,141,414 Shares of Class A Common Stock Issuable Upon Conversion of Series A
Convertible Preferred Stock
505,051 Shares of Class A Common Stock as Commitment Shares
We are offering, pursuant to the Securities Purchase Agreement dated as of May 19, 2025 (the “Purchase Agreement”), by and among us, YA II PN, Ltd., a Cayman Islands exempt company (the “Lead Investor”), and one other institutional investor (together with the Lead Investor, the “Investors”), this prospectus supplement and the accompanying base prospectus, (i) up to 50,800 shares of Series A Convertible Preferred Stock (the “Series A convertible preferred stock”), comprising 35,000 shares of Series A convertible preferred stock (the “Initial Preferred Shares”) to be sold at the first closing under the Purchase Agreement at a purchase price per share of $960, up to 5,000 shares of Series A convertible preferred stock (the “Additional Preferred Shares” and, together with the Initial Preferred Shares, the “Preferred Shares”), which may be sold at an additional closing under the Purchase Agreement, and up to 10,800 shares of Series A convertible preferred stock issuable as dividends if and when payable on the Preferred Shares (the “PIK Preferred Shares”), each share having a par value of $0.0001 and a stated value equal to $1,000, and (ii) 505,051 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), to be issued to the Lead Investor (the “Commitment Shares”) as consideration for the Investors’ commitment to purchase shares of Series A convertible preferred stock pursuant to the Purchase Agreement. The Initial Preferred Shares and the Commitment Shares will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of up to a maximum of 64,141,414 shares of Class A common stock (calculated at the “floor price” for conversions of Series A convertible preferred stock, as described in more detail in this prospectus supplement) issuable upon the conversion, if any, of the Series A convertible preferred stock offered hereby pursuant to the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”).
Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “LAZR.” On May 21, 2025, the closing price of our Class A common stock on Nasdaq was $3.96 per share. There is no established public trading market for the Series A convertible preferred stock, and we do not expect a market to develop. In addition, the Series A convertible preferred stock will not be listed on any securities exchange or nationally recognized trading system.
The shares of Series A convertible preferred stock are immediately convertible upon issuance into shares of Class A common stock as described herein. For a more detailed description of the Series A convertible preferred stock, see the section “Description of Securities We Are Offering – Series A Convertible Preferred Stock” beginning on page S-15 of this prospectus supplement.
We have retained D. Boral Capital LLC (the “Placement Agent”) as our exclusive placement agent to use its “reasonable best efforts” to solicit offers to purchase the Series A convertible preferred stock. The Placement Agent has no obligation to buy any of the Series A convertible preferred stock from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement.

	Per Preferred Share	Per Commitment Share	Total
Offering Price	$960.00	$—	$38,400,000
Placement Agent Fees (1)	$44.16	$—	$1,766,400
Proceeds to us, before expenses	$915.84	$—	$36,633,600
___________________
(1)For additional information about the compensation paid to the Placement Agent, see “Plan of Distribution.”
Delivery of the Initial Preferred Shares and the Commitment Shares offered hereby is expected to be made at the first closing on or about May 22, 2025, subject to the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement.
Investing in our securities involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 2 of the accompanying base prospectus, as well as those risks described in our most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus supplement before making a decision to invest.
We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements and scaled disclosures for this prospectus and future filings. See “Prospectus Supplement Summary — Implications of Being a Smaller Reporting Company.”
Neither the SEC, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying base prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 22, 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. This prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, adds to and updates information contained in the accompanying base prospectus and the documents incorporated into each by reference. The accompanying base prospectus, gives more general information and disclosure. When we refer only to the “prospectus,” we are referring to both the prospectus supplement and the accompanying base prospectus combined.
If there is any inconsistency between information in or incorporated by reference into the accompanying base prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading, “Where You Can Find More Information” before investing in our Securities.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. We have not, and the Placement Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
When we refer to “we,” “our,” “us,” “Luminar,” and the “Company” in this prospectus supplement, we mean Luminar Technologies, Inc. and its subsidiaries.
We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Luminar, the Luminar logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus supplement are the property of Luminar. Solely for convenience, our trademarks, tradenames and service marks referred to in this prospectus supplement appear without the ®, TM and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. Other trademarks, service marks and trade names used in this prospectus supplement are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying base prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are forward-looking and as such are not historical facts. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology.
These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including our history of losses and our expectation that we will continue to incur significant expenses, including substantial research and development (“R&D”) costs, and continuing losses for the foreseeable future as well as our limited operating history which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter; our strategic initiatives which may prove more costly than we currently anticipate and potential failure to increase our revenue to offset these initiatives; whether our LiDAR products are or will continue to be selected for inclusion in autonomous driving or advanced driving assistance systems (“ADAS”) by automotive original equipment manufacturers (“OEMs”) or their suppliers, and whether we will be de-selected by any customers; the lengthy period of time from a major commercial win to implementation and the risks of cancellation or postponement of the contract or unsuccessful implementation; potential inaccuracies in our forward-looking estimates of certain metrics, our future cost of goods sold (“COGS”) and bill of materials (“BOM”) and total addressable market; the discontinuation, lack of success of our customers in developing and commercializing products using our solutions or loss of business with respect to a particular vehicle model or technology package and whether end automotive consumers will demand and be willing to pay for such features; our ability to successfully fund our growth if there are considerable delays in product introductions by us or our OEM customers may face with their products; our inability to reduce and control the cost of the inputs on which we rely, which could negatively impact the adoption of our products and our profitability; the effect of continued pricing pressures, competition from other LiDAR manufacturers, OEM cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs which may result in lower than anticipated margins, or losses, which may adversely affect our business; the effect of general economic conditions, including inflation, recession risks and rising interest rates, generally and on our industry and us in particular, including the level of demand and financial performance of the autonomous vehicle industry and the decline in fair value of available-for-sale debt securities in a rising interest rate environment; market adoption of LiDAR as well as developments in alternative technology and the increasingly competitive environment in which we operate, which includes established competitors and market participants that have substantially greater resources; our ability to achieve technological feasibility and commercialize our software products and the requirement to continue to develop new products and product innovations due to rapidly changing markets and government regulations of such technologies; our ability to manage our growth and expand our business operations effectively, including into international markets, such as China, which exposes us to operational, financial, regulatory and geopolitical risks; changes in our government contracts business and our defense customers’ business due to political change and global conflicts; adverse impacts due to limited availability and quality of materials, supplies, and capital equipment, or dependency on third-party service providers and single-source suppliers; the project-based nature of our orders, which can cause our results of operations to fluctuate on a quarterly and annual basis; whether we will be able to successfully transition our engineering designs into high volume manufacturing, including our ability to transition to an outsourced manufacturing business model and whether we and our outsourcing partners and suppliers can successfully operate complex machinery; whether we can successfully select, execute or integrate our acquisitions; defects, reliability and other issues with our products which could reduce market adoption of our new products, limit our ability to manufacture, damage our reputation and expose us to product liability, warranty and other claims; our ability to maintain and adequately manage our inventory; our ability to maintain an effective system of internal control over financial reporting; our ability to protect and enforce our intellectual property rights; availability of qualified personnel, loss of highly skilled personnel; the impact of inflation and our stock price on our ability to hire and retain highly skilled personnel; the amount and timing of future sales and whether the average selling prices of our products could decrease rapidly over the life of the product as well as our dependence on a few key customers, who are often large corporations with substantial negotiating power; our ability to establish and maintain confidence in our long-term business prospects among customers and analysts and within our industry; whether we are subject to negative publicity; the effects of infectious diseases, health epidemics, pandemics and natural disasters on Luminar’s business; interruption or failure of our information technology and communications systems; cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our LiDAR solutions; market instability exacerbated by geopolitical conflicts, including the Israel-Hamas war and the conflict between Russia and Ukraine; trade disputes with China and other countries, including the effect of sanctions and trade restrictions, such as tariffs imposed by the U.S. government and any countermeasures by other governments in response to such tariffs, that may affect supply chain or sales opportunities or overall demand; the large amount of our outstanding indebtedness and our ability to comply with covenants contained in the agreements governing our indebtedness; our ability to access sources of capital to repay our indebtedness, and finance operations and growth; our ability to maintain compliance with the Nasdaq continued listing standards for the listing of our Class A common stock; our ability to accurately estimate the charges associated with the reductions under the 2025 restructuring plan; the amount of dilution our stockholders may experience as a result of convertible preferred stock to be issued in this offering and our other outstanding convertible securities and those other factors discussed in Part 1, Item 1A, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Risk Factors” and in subsequent reports filed with the SEC.
Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus supplement and in the documents incorporated by reference herein by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement and accompanying base prospectus, including all documents incorporated by reference herein and therein and the information set forth under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and any amendment or update thereto reflected in our subsequent filings with the SEC and incorporated by reference in this prospectus and the accompanying prospectus.
The Company
Luminar is a technology company specializing in advanced Light Detection and Ranging (LiDAR) hardware and software solutions to enable the world’s safest and smartest vehicles. Over the past decade, Luminar has been developing proprietary LiDAR hardware, core semiconductor components and software in-house to meet the demanding performance, safety, reliability and cost requirements to enable next-generation safety and autonomous capabilities for passenger and commercial vehicles, as well as other adjacent markets.
The global automotive and mobility sector is increasingly focused on safety and autonomy, specifically next-generation advanced driver assistance systems, or ADAS, and highway autonomy for passenger and commercial vehicles. Our LiDAR technology provides increased situational awareness in a broad range of driving environments through improved and higher confidence detection and planning at all vehicle speeds. Beyond sensor hardware, our product portfolio has expanded to include semiconductor components of our LiDAR that have utility in adjacent markets, in-development software capabilities such as perception and high-definition “3D” mapping, all of which we anticipate will monetize the ecosystem of improved safety and autonomy created by our LiDAR.
Corporate Information
We were incorporated in the State of Delaware in August 2018 as a special purpose acquisition company under the name Gores Metropoulos, Inc. On February 5, 2019, we completed our initial public offering. On December 2, 2020, we consummated the business combination (the “Business Combination”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated August 24, 2020, with the pre-Business Combination Luminar Technologies, Inc. (“Legacy Luminar”). Legacy Luminar was incorporated in Delaware on March 31, 2015. In connection with the consummation of the Business Combination, we changed our name from Gores Metropoulos, Inc. to Luminar Technologies, Inc.
Our principal executive offices are located at 2603 Discovery Drive, Suite 100, Orlando, Florida 32826. Our telephone number is (800) 532-2417. Our website address is www.luminartech.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates equals or exceeds $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) (a) the market value of our common equity held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and (b) our annual revenues as of our most recent fiscal year completed before the last business day of such second fiscal quarter equaled or exceeded $100 million.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus supplement and in our past filings with the SEC, and may elect in our future filings with the SEC to take advantage of the same and/or other reduced reporting requirements. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

The Offering

Securities offered by us
(i) up to 50,800 shares of Series A convertible preferred stock, comprising 35,000 Initial Preferred Shares to be sold at the first closing under the Purchase Agreement, up to 5,000 Additional Preferred Shares, which may be sold at an additional closing under the Purchase Agreement, and up to 10,800 PIK Preferred Shares, each share having a stated value equal to $1,000, and (ii) 505,051 shares of Class A common stock as Commitment Shares to the Lead Investor as consideration for the Investors’ commitment to purchase shares of Series A convertible preferred stock pursuant to the Purchase Agreement. The Initial Preferred Shares and the Commitment Shares will be issued separately but will be purchased together in the offering.
This prospectus supplement also relates to the offering of up to a maximum of 64,141,414 shares of Class A common stock (based on the floor price for conversions of Series A convertible preferred stock of $0.792) upon the conversion, if any, of the Series A convertible preferred stock issued in this offering pursuant to the Certificate of Designations.

Purchase price	$960 per $1,000 stated value of Series A convertible preferred stock.

Separate closings
The Initial Preferred Shares and the Additional Preferred Shares will be issued and sold in separate closings under the Purchase Agreement. At the first closing, which we expect to occur on or about May 22, 2025, following the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement, we will issue and sell the Initial Preferred Shares and the Commitment Shares to the investors. We may issue and sell the Additional Preferred Shares at an additional closing under the Purchase Agreement at a date mutually agreed upon by us and the investors, following the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement.

Series A Preferred Stock
The Series A convertible preferred stock will be convertible into shares of our Class A common stock (subject to adjustment) as provided in the Certificate of Designations at any time after the initial issuance date thereof at the option of the holder, at an initial stated value of $1,000 per share of Series A convertible preferred stock, at a conversion price, at any date of determination, equal to the lesser of (x) a fixed conversion price of $4.752 and (y) a variable conversion price equal to 95% of the lowest VWAP (as defined in the Certificate of Designations) of our Class A common stock during the five consecutive Trading Day (as defined in the Certificate of Designations) period immediately preceding, but not including, the conversion date, subject to the floor price of $0.792. Any purported conversion of Series A convertible preferred stock is subject to certain beneficial ownership restrictions and volume and share cap limitations, including under the Nasdaq listing rules, as set forth in the Certificate of Designations.
Upon the occurrence of a Triggering Event (as defined in the Certificate of Designations), dividends will be payable on the Series A convertible preferred stock, quarterly in arrears, in additional shares of Series A convertible preferred stock, at a dividend rate of 18% per annum, subject to adjustment, so long as such Triggering Event is continuing.
A holder of Series A convertible preferred stock may not transfer all or any portion of its shares of Series A convertible preferred stock without our express prior written consent, except to an Affiliate (as defined in the Certificate of Designations) of such holder or to us.
See “Description of the Securities We Are Offering – Series A Convertible Preferred Stock” for a discussion of the terms of the Series A convertible preferred stock and additional information.

Common stock to be outstanding after the offering
37,104,164 shares (assuming no conversion of Series A convertible preferred stock and based on 36,599,113 shares of Class A common stock outstanding as of December 31, 2024). Assuming all of the Series A convertible preferred stock offered hereby, including the PIK Preferred Shares, were immediately issued and converted (based on the floor price of $0.792), there would be 101,245,578 shares of Class A common stock outstanding after this offering (based on 36,599,113 shares of Class A common stock outstanding as of December 31, 2024 and a maximum of 64,141,414 shares of Class A common stock issuable upon conversion of the Series A convertible preferred stock offered hereby based on the floor price for conversions of Series A convertible preferred stock of $0.792 and 505,051 Commitment Shares). The actual number of shares of Class A common stock to be outstanding after the completion of this offering will vary depending upon the number of shares of Series A convertible preferred stock actually issued and subsequently converted, and the applicable conversion prices for each such conversion under the Certificate of Designations. As of May 21, 2025, there were also 4,872,578 shares of our Class B common stock issued and outstanding.

Use of Proceeds
We intend to use the net proceeds from sales under the Purchase Agreement for general corporate purposes, including payment of interest on debt and to repay, repurchase, or service such debt. See “Use of Proceeds.”

Risk Factors
Investing in our securities involves a high degree of risk. Prospective investors should carefully consider the matters discussed or incorporated by reference under the caption titled “Risk Factors” on page S-9 of this prospectus supplement.

Nasdaq symbol
Our Class A common stock is currently listed on Nasdaq under the symbol “LAZR”. We do not intend to list the Series A convertible preferred stock on any securities exchange or nationally recognized trading system.

There were no shares of Series A convertible preferred stock outstanding as of May 21, 2025.
The above number of shares of Class A common stock that will be outstanding after this offering is based on 36,599,113 shares of Class A common stock outstanding as of December 31, 2024, and excludes as of that date:
•412,207 shares of Class A common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $24.84 per share;
•111,218 shares of Class A common stock issuable upon exercise of outstanding private warrants with an exercise price of $172.50 per share;
•272,618 shares of Class A common stock issuable upon exercise of an outstanding warrant with an exercise price of $47.65 per share;

•1,765,668 shares of Class A common stock issuable upon the vesting of outstanding time-based restricted stock units, of which 766,764 shares were issued upon vesting of such restricted stock units between December 31, 2024 to March 31, 2025, and 864 performance-based restricted stock units;
•915,831 shares of Class A common stock issuable upon the vesting of outstanding executive performance-based restricted stock units;
•573,780 shares of Class A and Class B common stock issuable upon achievement of certain earn-out provisions;
•836,431 shares of Class A common stock issuable as a post combination compensation due to achievement of the service and performance conditions;
•677,587 shares of Class A common stock issuable upon conversion of our $203.1 million aggregate principal amount of then outstanding convertible notes, at an assumed conversion price of $3.34, of which 127,466 shares of Class A common stock were issued upon conversion between December 31, 2024 and March 15, 2025;
•7,593,802 shares of Class A common stock issuable upon conversion of our $238.7 million aggregate principal amount of then outstanding convertible notes, at an assumed conversion price of $31.43, of which 1,951,819 shares of Class A common stock were issued upon conversion between December 31, 2024 and March 15, 2025;
•1,457,563 shares of Class A common stock held in treasury; and
•3,764,359 shares of Class A common stock reserved for future issuance under our equity compensation plans, consisting of:
•1,721,249 shares of Class A common stock reserved for future issuance under our Management Longer Term Equity Incentive Plan;
•1,677,218 shares of Class A common stock reserved for future issuance under our Amended and Restated 2020 Equity Incentive Plan (the “EIP”); and
•365,892 shares of Class A common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan (the “ESPP”).
The foregoing also does not give effect to the issuance of 1,000,000 shares of Class A common stock in a registered offering on March 27, 2025, 1,387,314 shares of Class A common stock issued pursuant to our equity financing program between December 31, 2024 to April 14, 2025, with approximately $202.5 million remaining available for sale as of May 21, 2025, the exercise of any outstanding options or warrants subsequent to December 31, 2024, the vesting of restricted stock units subsequent to December 31, 2024, and the increase of 2,073,584 Class A shares to the share reserve under the EIP pursuant to an annual automatic increase on January 1, 2025. To the extent options and warrants are exercised or additional shares of Class A common stock are issued, there may be further dilution to new investors. In addition, we may raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans and may issue equity securities in exchange for existing convertible debt securities.

RISK FACTORS
Investing in the securities being offered pursuant to this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors described below. You should carefully consider the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and any applicable prospectus supplement, and the documents incorporated by reference herein and therein, before making an investment decision. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our Class A common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below.
Additional Risks Related to This Offering
If you convert the Series A convertible preferred stock, including any PIK Preferred Shares, you will experience immediate and substantial dilution in the net tangible book value per share of the Class A common stock you purchase.
Since the price per share of our Class A common stock issuable upon conversion of Series A convertible preferred stock, including the PIK Preferred Shares, and issued as Commitment Shares that are being offered is substantially higher than the net tangible book value per share of our Class A common stock, you will suffer immediate and substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering. As of December 31, 2024, our net tangible book value was approximately $(240.3) million, or $(5.80) per share. As discussed in greater detail in the “Dilution” section of this prospectus supplement, based on the combined offering price of $1,000 per share of Series A convertible preferred stock, including PIK Preferred Shares, and Commitment Shares and our as adjusted net tangible book value as of December 31, 2024, if you purchase securities in this offering and you convert the Series A convertible preferred stock into Class A common stock, you will suffer immediate dilution of $7.68 per share with respect to the as adjusted net tangible book value of our Class A common stock. To the extent outstanding stock options are exercised or convertible notes are converted, there will be further dilution to new investors.
There is no public market for the Series A convertible preferred stock offered in this offering and your ability to transfer Series A convertible preferred stock is limited.
There is no established public trading market for the Series A convertible preferred stock being offered in this offering, and we do not expect a market to develop. In addition, you may not transfer shares of Series A convertible preferred stock other than to an affiliate without our consent. Moreover, we do not intend to apply to list the Series A convertible preferred stock on any securities exchange or nationally recognized trading system. Therefore, the liquidity of the Series A convertible preferred stock will be limited.
If we sell shares of our Class A common stock in future financings or issue shares of our Class A common stock on conversion or exercise of our outstanding convertible securities, stockholders may experience immediate dilution and, as a result, our stock price may decline.
We may from time to time issue additional shares of Class A common stock at a discount from the current market price of our Class A common stock and may from time to time issue additional shares of our Class A common stock on conversion or exercise of our outstanding convertible securities. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our Class A common stock sold at such discount or issuance of such additional shares. In addition, as opportunities present themselves, we may enter into financings or similar arrangements in the future, including the issuance of debt securities, preferred stock or Class A common stock. If we issue Class A common stock or securities convertible or exercisable into Class A common stock, our common stockholders would experience additional dilution and, as a result, our stock price may decline.
Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.
Our management will have broad discretion in the use of the net proceeds from this offering including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our Class A common stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.
The market price and trading volume of our Class A common stock is volatile and could decline significantly.
The market price of our Class A common stock has been and is expected to continue to be volatile and has recently experienced declines. In addition, the trading volume of our Class A common stock may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our Class A common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:
•the realization of any of the risk factors presented in our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent reports filed with the SEC;
•actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, Adjusted EBITDA, results of operations, level of indebtedness, liquidity or financial condition;
•additions and departures of key personnel;
•failure to comply with the requirements of Nasdaq, Sarbanes-Oxley Act or other laws or regulations;
•future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our securities;
•publication of research reports about us;
•the performance and market valuations of other similar companies;
•commencement of, or involvement in, litigation involving us;
•broad disruptions in the financial markets, including sudden disruptions in the credit markets;
•speculation in the press or investment community;
•actual, potential or perceived control, accounting or reporting problems;
•changes in accounting principles, policies and guidelines; and
•other events or factors, including those resulting from infectious diseases, health epidemics, natural disasters, war, acts of terrorism or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

USE OF PROCEEDS
We estimate that the net proceeds received by us from this offering at the first closing under the Purchase Agreement, after deducting the estimated placement agent fees and estimated offering expenses payable by us, will be approximately $31.3 million. If we issue and sell the Additional Preferred Shares at an additional closing under the Purchase Agreement, following the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement, we estimate that the aggregate net proceeds received by us for all closings, after deducting the estimated placement agent fees and estimated offering expenses payable by us, will be approximately $35.9 million. See “Plan of Distribution” for a discussion of the conditions to additional closings.
We intend to use the net proceeds we receive from the sale of Series A convertible preferred stock in this offering for general corporate purposes, including payment of interest on debt and to repay, repurchase, or service such debt. We may use net proceeds to purchase a portion of our outstanding 1.25% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”) which mature on December 15, 2026. As of May 21, 2025, the aggregate principal amount of 2026 Convertible Notes outstanding was approximately $184.9 million.
Pending the uses described above, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.
Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions.

DILUTION
If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A common stock immediately after you purchase shares in this offering.
As of December 31, 2024, our net tangible book value was $(240.3) million, or $(5.80) per share of our Class A common stock (on an as-converted basis). Net tangible book value per share represents the amount of our tangible assets less our liabilities divided by the total number of shares of our Class A common stock outstanding.
Our as adjusted net tangible book value as of December 31, 2024 would be $(196.0) million, or $(3.72) per share of our Class A common stock (on an as-converted basis). As adjusted net tangible book value per share reflects the issuance by us of 10,690,236 shares of our Class A common stock pursuant to this prospectus (assuming 50,800 shares of Series A convertible preferred stock offered hereby are converted at the fixed conversion price of $4.752) and 505,051 Commitment Shares, at an assumed price of $3.96 per share (the last reported sale price of our Class A common stock on Nasdaq on May 21, 2025). This represents an immediate increase in as adjusted net tangible book value of $2.08 per share to existing stockholders and immediate dilution of $7.68 per share to new investors purchasing shares in the offering.
The following table illustrates this per share dilution to new investors:

Assumed public offering price per share		$3.96
Net tangible book deficit per share at December 31, 2024	$(5.80)
Increase in net tangible book value per share attributable to this offering	2.08
As adjusted net tangible book deficit per share after giving effect to this offering		(3.72)
Dilution in as adjusted net tangible book value per share to new investors in this offering		$7.68
The number of shares of our common stock to be outstanding immediately after this offering is based on 36,599,113 shares of our Class A common stock and 4,872,578 shares of our Class B common stock issued and outstanding as of December 31, 2024, and excludes as of that date:
•412,207 shares of Class A common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $24.84 per share;
•111,218 shares of Class A common stock issuable upon exercise of outstanding private warrants with an exercise price of $172.50 per share;
•272,618 shares of Class A common stock issuable upon exercise of an outstanding warrant with an exercise price of $47.65 per share;
•1,765,668 shares of Class A common stock issuable upon the vesting of outstanding time-based restricted stock units, of which 766,764 shares were issued upon vesting of such restricted stock units between December 31, 2024 to March 31, 2025, and 864 performance-based restricted stock units;
•915,831 shares of Class A common stock issuable upon the vesting of outstanding executive performance-based restricted stock units;
•573,780 shares of Class A and Class B common stock issuable upon achievement of certain earn-out provisions;
•836,431 shares of Class A common stock issuable as a post combination compensation due to achievement of the service and performance conditions;

•677,587 shares of Class A common stock issuable upon conversion of our $203.1 million aggregate principal amount of then outstanding convertible notes, at an assumed conversion price of $3.34, of which 127,466 shares of Class A common stock were issued upon conversion between December 31, 2024 and March 15, 2025;
•7,593,802 shares of Class A common stock issuable upon conversion of our $238.7 million aggregate principal amount of then outstanding convertible notes, at an assumed conversion price of $31.43, of which 1,951,819 shares of Class A common stock were issued upon conversion between December 31, 2024 and March 15, 2025;
•1,457,563 shares of Class A common stock held in treasury; and
•3,764,359 shares of Class A common stock reserved for future issuance under our equity compensation plans, consisting of:
•1,721,249 shares of Class A common stock reserved for future issuance under our Management Longer Term Equity Incentive Plan;
•1,677,218 shares of Class A common stock reserved for future issuance under the EIP; and
•365,892 shares of Class A common stock reserved for future issuance under the ESPP.
The foregoing table also does not give effect to the issuance of 1,000,000 shares of Class A common stock in a registered offering on March 27, 2025, 1,387,314 shares of Class A common stock issued pursuant to our equity financing program between December 31, 2024 to April 14, 2025, with approximately $202.5 million remaining available for sale as of May 21, 2025, the exercise of any outstanding options or warrants subsequent to December 31, 2024, the vesting of restricted stock units subsequent to December 31, 2024, and the increase of 2,073,584 Class A shares to the share reserve under the EIP pursuant to an annual automatic increase on January 1, 2025. To the extent options and warrants are exercised or additional shares of Class A common stock are issued, there may be further dilution to new investors. In addition, we may raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans and may issue equity securities in exchange for existing convertible debt securities.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
In this offering, we are offering shares of our Series A convertible preferred stock (and the shares of Class A common stock issuable from time to time upon conversion of the Series A convertible preferred stock) and shares of our Class A common stock issuable as Commitment Shares.
Class A Common Stock
The material terms and provisions of our Class A common stock and each other class of our capital stock that qualifies or limits our Class A common stock, other than the Series A convertible preferred stock, are described under the caption “Description of Capital Stock” in the accompanying prospectus. Our Class A common stock is listed on Nasdaq under the symbol “LAZR.” Our transfer agent is Equiniti Trust Company, LLC.
Series A Convertible Preferred Stock
The following is a summary of the material terms and provisions of the Series A convertible preferred stock that are being offered. This summary is subject to and qualified in its entirety by the Certificate of Designations, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering. Certain capitalized terms used in the summary below are defined under “Certain Definitions” below.
Under our certificate of incorporation, we have authority to issue up to 10,000,000 shares, par value $0.0001 per share, of preferred stock and our board of directors is authorized to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. In connection with the first closing under the Purchase Agreement, we will designate 254,000 shares of our authorized and unissued preferred stock as Series A convertible preferred stock and establish the voting and other relative rights, powers and preferences of the Series A convertible preferred stock and the qualifications, limitations and restrictions thereof pursuant to the Certificate of Designations. Prior to the issuance of the Series A convertible preferred stock being offered hereby, we will file with the Secretary of State of the State of Delaware the Certificate of Designations, which will have the effect of amending our existing certificate of incorporation to establish the terms of the Series A convertible preferred stock.
General. Each share of Series A convertible preferred stock has an initial stated value of $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the initial issuance date of the Series A Preferred Shares (the “Stated Value”) and, when issued, the Series A convertible preferred stock will be fully paid and non-assessable.
Ranking. The Series A convertible preferred stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all of our capital stock, unless the Required Holders (as defined in the Certificate of Designations) consent to our creation of other capital stock that is senior or equal in rank to the Series A convertible preferred stock.
Dividends. The holders of Series A convertible preferred stock will be entitled to receive dividends on the Stated Value of their Series A convertible preferred stock from and after the occurrence of any Triggering Event (as defined in the Certificate of Designations) and during the continuance of the Triggering Event. Triggering Events include, but are not limited to, suspension from trading or failure of the Class A common stock to be trading or listed on an Eligible Market for five consecutive Trading Days; failure by us to issue Class A common stock upon conversion of Series A convertible preferred stock within three Trading Days after the relevant conversion date; failure by us to pay dividends on any Dividend Date (defined below) or to pay any amount due in cash when and as due under the Certificate of Designations that remains uncured for a period of at least five Trading Days; default by us or any of our Significant Subsidiaries (as defined in the Certificate of Designations) under any mortgage, agreement or instrument under which there is outstanding indebtedness for money borrowed of at least $5.5 million in the aggregate where such default is a failure to pay principal, premium or interest on such indebtedness when due or results in such indebtedness being accelerated; entry of a non-appealable judgment against us or any of our Significant Subsidiaries for the payment of at least $5.5 million in the aggregate, if such judgment is not discharged, stayed, vacated or otherwise satisfied within a specified period of time; a breach by us or any subsidiary of any representation or warranty in any Transaction Document in any material respect or breach of any material covenant or other material term or condition of any Transaction Document, except in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive Trading Days; and certain bankruptcy or insolvency events. In the event that such Triggering Event is subsequently cured (and no other Triggering Event then exists), dividends shall cease accruing effective as of the calendar day immediately following the date of such cure.
Any such dividends are payable quarterly in arrears on the last Trading Day of each quarter (each, a “Dividend Date”) during which such dividends accrue at the dividend rate of 18% per annum (the “Dividend Rate”). On each Dividend Date, the Company will issue PIK Preferred Shares to each holder equal to the quotient of the (x) the aggregate amount of dividends accrued on such holder’s Series A convertible preferred shares and (y) the Stated Value. The Company will promptly after each Dividend Date deliver to each holder book-entry receipts evidencing the issuance of the PIK Preferred Shares on such Dividend Date, if any such PIK Preferred Shares are so issued on such Dividend Date.
Transfer Restrictions. A holder may not transfer all or any portion of its shares of Series A convertible preferred stock without our express prior written consent, except to an affiliate of such holder or to us. Any purported transfer of Series A convertible preferred stock in violation of the Certificate of Designations shall be null and void, and no such transfer will be recorded on the Company’s books and the purported transferee in any such transfer shall not be treated (and the holder proposing to make any such transfer shall continue be treated) as the owner of such Series A convertible preferred stock for all purposes of the Certificate of Designations. Each holder shall be responsible for paying all costs and expenses incurred by the Company in connection with any transfer of Series A convertible preferred stock by such holder.
Conversion Rights.
Conversion at the Option of the Holders. Subject to notice provisions set forth in the Certificate of Designation, at any time or times on or after the initial issuance date of the Series A convertible preferred stock, each holder will be entitled to convert any shares of Series A convertible preferred stock on any date (the “Conversion Date”) into validly issued, fully paid and non-assessable shares of Common Stock at a conversion rate obtained by dividing (x) the Conversion Amount of such shares of Series A convertible preferred stock by (y) the Conversion Price. No fractional shares of Class A common stock will be issued in connection with the conversion of a Series A convertible preferred stock. In lieu of fractional shares, we will round up to the next whole share.
“Conversion Amount” means, with respect to each share of Series A convertible preferred stock, as of the applicable date of determination, the sum of (A) the Stated Value thereof plus (B) any Additional Amount thereon as of such date of determination.
“Conversion Price” means, with respect to each share of Series A convertible preferred stock, as of any Conversion Date or other date of determination, the lesser of (x) $4.752 (the “Fixed Conversion Price”), subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, recapitalization or similar transaction, and (y) 95% of the lowest VWAP (as defined in the Certificate of Designations) of the Common Stock during the five consecutive Trading Day period immediately preceding but not including the Conversion Date (“Variable Conversion Price”), provided that the Variable Conversion Price may not be lower than the Floor Price and subject to adjustment as provided in the Certificate of Designations.
The “Floor Price” means $0.792, subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, recapitalization or similar transaction.

Conversion Limitations.
Beneficial Ownership Limitation. We may not effect the conversion of any of the Series A convertible preferred stock held by a holder, and such holder will not have the right to convert any of the Series A convertible preferred stock held by such holder to the extent that after giving effect to such conversion, such holder, together with the other Attribution Parties (as defined in the Certificate of Designations), collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion.
Monthly Conversion Limitation. In addition, we may not effect the conversion of any of the Series A convertible preferred stock held by a holder, to the extent that after giving effect to such conversion, the aggregate Conversion Amount that has been converted into shares of Common Stock during the calendar month in which such Conversion Date occurred (the “Monthly Conversion Period”) exceeds the greater of (x) $12,500,000 and (y) 12.5% of the aggregate daily dollar trading volume for the Common Stock on the Principal Market during such Monthly Conversion Period as reported by Bloomberg, with such amount allocated pro rata amongst the holders in relation to their respective Exchange Cap Allocation (defined below) (the greater of (x) and (y), the “Conversion Cap”), and provided further, that the Conversion Cap will not apply (A) during a Triggering Event Conversion Period (as defined below) or (B) to any conversion of the Series A convertible preferred stock at the Fixed Conversion Price. For purposes of the immediately preceding sentence, a “Triggering Event Conversion Period” means the period (X) commencing at the time that is the earliest to occur of (1) a holder’s receipt from the Company of a written notice of a Triggering Event and (2) the Company’s receipt of a written notice from a holder of the occurrence of a Triggering Event upon such holder becoming aware of such Triggering Event, and (Y) ending on the date such Triggering Event is cured and the Company delivers a written notice thereof via electronic email to each holder.
Exchange Cap Limitation. We may not issue any shares of Common Stock upon conversion of any Series A convertible preferred stock or otherwise pursuant to the terms of the Certificate of Designations if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which we may issue upon conversion of the Series A convertible preferred stock without breaching the listing rules of the Principal Market (the number of shares which may be issued without violating such rules, including rules related to the aggregate offerings under Nasdaq Listing Rule 5635(d) and NYSE Listed Company Manual Section 312.03(c), as applicable, the “Exchange Cap”), except that this limitation will not apply in the event that we (A) obtain the approval of stockholders as required by the applicable listing rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtain a written opinion from outside counsel that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or such written opinion is obtained, no holder may be issued in the aggregate, upon conversion of any Series A convertible preferred stock, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the initial issuance date of the Series A convertible preferred stock, multiplied by (ii) the quotient of (1) the aggregate number of Series A convertible preferred stock issued to such holder on the initial issuance date divided by (2) the aggregate number of shares of Series A convertible preferred stock issued to the holders on the initial issuance date (with respect to each holder, the “Exchange Cap Allocation”). Pursuant to the Purchase Agreement, we have agreed to use our reasonable best efforts to solicit such approval by our stockholders (the “Stockholder Approval”) at an annual or special meeting of our stockholders (the “Stockholder Meeting”) to be held no later than August 31, 2025. In connection with the first closing under the Purchase Agreement, our controlling stockholder has agreed that he will be present in person or represented by proxy at the Stockholder Meeting and will affirmatively vote all shares of our capital stock beneficially owned by him in favor of the Stockholder Approval.
Liquidation Preference. Each share of Series A Preferred Stock carries a liquidation preference equal to the amount per share such holder would receive if such holder converted such Series A convertible preferred stock into Common Stock immediately prior to the date of such payment.
Voting Rights. Except as provided in the Certificate of Designations or as otherwise required by law, holders of the Series A convertible preferred stock will vote as a single class with the holders of Common Stock (and any other class or series of capital stock of the Company that votes as a single class with the holders of the Common Stock) on an “as converted” basis on all matters submitted to a vote of stockholders of the Company; provided, however, that

(1) holders of the Series A convertible preferred stock are not entitled to vote on any proposal to approve the issuance of Common Stock pursuant to the Certificate of Designations in excess of the Exchange Cap and (2) no holder of the Series A convertible preferred stock shall have the power to vote any shares beneficially owned or that may be deemed to be beneficially owned by such holder in excess of the Maximum Percentage. We may not take the following actions without the prior consent of the Required Holders: (a) amend or repeal any provision of, or add any provision to, the Company’s certificate of incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, including the Certificate of Designations, if such action would materially adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series A convertible preferred stock under the Certificate of Designations, regardless of whether any such action shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series A convertible preferred stock; (c) create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock (each as defined in the Certificate of Designations); (d) purchase, repurchase or redeem any shares of Junior Stock (each as defined in the Certificate of Designations) (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board) and except as permitted by indenture governing the First Lien Notes or the indenture governing the Second Lien Notes); (e) pay dividends or make any other distribution on any shares of any Junior Stock except as permitted by the First Lien Indenture or the Second Lien Indenture; (f) issue any Series A convertible preferred stock other than as contemplated by the Certificate of Designations or pursuant to the Purchase Agreement; or (g) whether or not prohibited by the terms of the Series A convertible preferred stock, circumvent a right of the Series A convertible preferred stock under the Certificate of Designations.
Company Optional Redemption. At any time at or after the repayment in full of the First Lien Notes and the Second Lien Notes, we have the right to redeem all or some of the then outstanding shares of Series A convertible preferred stock (a “Company Optional Redemption”) at a redemption price in cash equal to the Conversion Amount of the shares of Series A convertible preferred stock being redeemed, by delivering a written notice to each holder of Series A convertible preferred stock (such delivery date, the “Company Optional Redemption Notice Date”), but only if the Equity Conditions are satisfied (other than following the occurrence of a Triggering Event) on the date on which the Company provides notice of the Company Optional Redemption to the holders and on each Trading Day during the Company Optional Redemption Notice Period (defined below) prior to the redemption date. The Company Optional Redemption Date selected by the Company shall be no less than 20 Trading Days and no more than 65 Trading Days after the date on which the Company provides notice of redemption to the holders (such period, “Company Optional Redemption Notice Period”).
Company Optional Redemption in Connection with a Fundamental Transaction. In connection with any Fundamental Transaction, we have the right to redeem all, and not less than all, of the Series A convertible preferred stock then outstanding at a redemption price in cash equal to the Conversion Amount of the Series A convertible preferred stock being redeemed multiplied by 105% (such price, the “Fundamental Transaction Redemption Price”), by delivering to the holders a written notice of such redemption (a “Notice of Company Fundamental Transaction Redemption”) not less than 20 Trading Days prior to the consummation of such Fundamental Transaction (or such shorter time as may be agreed by the Required Holders), which Company Fundamental Transaction Redemption shall be effected at the later of (x) substantially concurrently with the consummation of such Fundamental Transaction and (y) following the repayment in full of the First Lien Notes and the Second Lien Notes in connection with or subsequent to such Fundamental Transaction (the date of such redemption, the “Company Fundamental Transaction Redemption Date,” and such period, the “Company Fundamental Transaction Redemption Notice Period”).
Any notice of a Company Optional Redemption or a Company Fundamental Transaction Redemption may, at our discretion, be given prior to completion of a transaction (including a Fundamental Transaction or other transaction) and be subject to the satisfaction (or waiver by us) of one or more conditions precedent, including, but not limited to, completion of a related transaction. If a Company Optional Redemption or a Company Fundamental Transaction Redemption is subject to satisfaction of one or more conditions precedent, the notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the applicable redemption date may be delayed until such time (including more than 65 Trading Days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied (or waived by the Company), or such redemption may not occur and such notice of redemption may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us) by such redemption date, or by such redemption date as so delayed. If any such condition precedent has not been satisfied (or waived by us), we will provide written notice to the holders no later than the close of business on the third business day prior to the applicable redemption date. To the extent any such condition precedent is satisfied (or waived by us) prior to the redemption date, we will promptly provide written notice to the holders of the completion of the conditions precedent. Upon providing such written notice to the holders, the notice of redemption shall be rescinded or delayed, and the redemption of the Series A convertible preferred stock will be rescinded or delayed, in each case, as provided in such notice of redemption.
Repurchase at the Option of the Holders. At any time beginning on or after the later of the date that is 181 days after the maturity date of the First Lien Notes and the Second Lien Notes, a holder of Series A convertible preferred stock may require us to repurchase (a “Holder Optional Redemption”) all or any portion of the holder’s Series A Preferred Stock at a redemption price in cash equal to the Conversion Amount of the shares of Series A convertible preferred stock being redeemed, with such redemption to occur no less than 20 Trading Days and no more than 35 Trading Days after the date on which the holder provides us with notice of such Holder Optional Redemption. A holder may continue to convert their shares of Series A convertible preferred stock at any time and from time to time after the delivery of notice of such Holder Optional Redemption and until we actually redeem such holder’s Series A convertible preferred stock.
Repurchase at the Option of the Holders Upon a Fundamental Transaction. In connection with a Fundamental Transaction, a holder of Series A convertible preferred stock may require us to repurchase (a “Fundamental Transaction Repurchase”) all or any portion of the holder’s Series A convertible preferred stock at a redemption price equal to the Fundamental Transaction Repurchase Price, with such redemption to occur on a business day of our choosing during the period beginning 20 business days after the date we deliver (or are deemed to deliver) notice of the Fundamental Transaction to the holders and ending 35 business days from such date (a “Fundamental Transaction Repurchase Date”), provided that the obligations under the First Lien Notes and the Second Lien Notes have been repaid in full in cash on or prior to such Fundamental Transaction Repurchase Date. A holder may continue to convert their shares of Series A convertible preferred stock at any time and from time to time after the delivery of notice of such Fundamental Transaction and until we actually redeem such holder’s Series A convertible preferred stock.
Purchase Rights. If we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of Common Stock (the “Purchase Rights”), then each holder of Series A convertible preferred stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series A convertible preferred stock (without taking into account any limitations or restrictions on the convertibility and assuming for such purpose that all the Series A convertible preferred stock were converted at the Conversion Price as of the applicable record date) held by such holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights, subject to the Maximum Percentage. If a holder’s right to participate in any such Purchase Right would result in such holder and the other Attribution Parties (as defined in the Certificate of Designations) exceeding the Maximum Percentage, then such holder’s entitlement to any portion of the Purchase Right exceeding the Maximum Percentage will be held in abeyance for the benefit of such holder until such time or times, if ever, as its right thereto would not result in such holder and the other Attribution Parties exceeding the Maximum Percentage, subject to certain limitations.
Adjustments to Conversion Price. If we at any time in the future issue or sell or enter into agreement to issue or sell, any Common Stock, options or convertible securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, other than customary anti-dilution provisions and specified other exclusions (each of the formulations for such variable price being referred to as a “Variable Price”), but including any future equity line of credit or “at-the-market” facility whereby we may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled, from and after the date we enter into such an agreement or issue any such Variable Price Securities, each holder will have the right, in its sole discretion to substitute the Variable Price for the Conversion Price upon any conversion of the Series A convertible preferred stock, provided that the Variable Price shall not be lower than the Floor Price.
Fundamental Transactions. The Certificate of Designations prohibits us from entering into a Fundamental Transaction unless (1) (x) we (or our successor) assume in writing all of our obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Certificate of Designations) and (y) the successor entity is a publicly traded corporation listed on an eligible market or (2) otherwise redeem the then outstanding Series A convertible preferred stock in full in connection with such Fundamental Transaction.
Covenants. The Certificate of Designations contains a variety of obligations on our part not to engage in specified activities. In particular, the Company will not, and will cause our subsidiaries to not, redeem, repurchase or declare or pay any cash dividend or distribution on any of our capital stock (other than as required under the Certificate of Designations or permitted under the indentures governing the First Lien Note and the Second Lien Notes), incur or guarantee, assume or permit to exist any Indebtedness (as defined in the Certificate of Designations) (other than the First Lien Notes, the Second Lien Notes and Indebtedness permitted under the indenture relating to the Second Lien Notes), incur any liens (other than Permitted Liens (as defined in the Certificate of Designations)) or enter into or consummate any transaction for any Variable Price Securities (other than sales of shares pursuant to our existing “at-the-market” facility and certain other exclusions), in each case without the prior written consent of the Required Holders and subject to certain exceptions, as applicable. In addition, we will not issue any shares of Series A convertible preferred stock or issue any other securities that would cause a breach or default under the Certificate of Designations, or create or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any such class or series of capital stock) or issue or sell, or obligate ourselves to issue or sell, any securities of the Company (or any security convertible into or exercisable for any such class or series of capital stock of the Company) that ranks on par or superior to the Series A convertible preferred stock as to dividends, distributions and payments on the liquidation, dissolution or winding up of the Company or as to redemption or repurchase rights, subject to certain exceptions.
Reservation Requirements. So long as any shares of Series A convertible preferred stock remain outstanding, we have agreed to at all times reserve out of our authorized and unissued Common Stock a number of shares of Common Stock equal to the sum of (i) 100% of the aggregate number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series A convertible preferred stock then outstanding at the Floor Price then in effect (without regard to any limitations on conversions) and (ii) 100% of the aggregate number of shares of Common Stock that would be necessary to effect the conversion of that number of PIK Preferred Shares equal to 18 months of dividends on the Series A convertible preferred stock then outstanding at the Floor Price then in effect (without regard to any limitations on conversions) (the “Required Reserve Amount”).
Certain Definitions. The following are definitions of certain capitalized terms appearing above.
“Authorized Shares Failure” means at any time while any shares of the Series A convertible preferred stock remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A convertible preferred stock at least a number of shares of Common Stock equal to the Required Reserve Amount.
“Common Stock” means (i) the Company’s shares of Class A common stock, $0.0001 par value per share, and (ii) any capital stock into which such Class A common stock shall have been changed or any share capital resulting from a reclassification of such Class A common stock.
“Eligible Market” means, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, or, in each case, any successor thereto.

“Equity Conditions” means, with respect to a given date or period of determination: (i) on each day during the period beginning thirty (30) Trading Days (as defined in the Certificate of Designations) prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”), all shares of Common Stock issuable upon conversion of the Series A convertible preferred stock shall be eligible to be resold by the Holders (as defined in the Certificate of Designations) without restriction or any legend under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Shares); (ii) the Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Shares) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on such Eligible Market nor shall delisting or suspension by such Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of such Eligible Market; (iii) the Company shall have delivered all shares of Common Stock issuable upon conversion of the Series A convertible preferred stock on a timely basis as set forth in the Certificate of Designations and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 4(d), Section 4(e) or Section 4(f) of the Certificate of Designations; (v) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) none of the Holders shall be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measurement Period, the Company otherwise shall have been substantially in compliance with, and shall not have breached in any material respect any representation or warranty (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document (as defined in the Certificate of Designations) in any material respect, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured as of or after the date that is ten (10) Trading Days prior to the applicable date of determination; (ix) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (x) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and the applicable Required Reserve Amount of shares of Common Stock are available under the Certificate of Incorporation of the Company and reserved by the Company to be issued pursuant to the Certificate of Designations and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (xi) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; or (xii) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.
“First Lien Notes” means the Company’s Floating Rate Senior Secured Notes due 2028 issued pursuant to the First Lien Indenture, dated August 8, 2024, by among the Company, the Company’s Subsidiaries signatory thereto as guarantors, and GLAS Trust Company LLC, as indenture trustee (the “First Lien Indenture”), as such First Liens Notes, and the First Lien Indenture pursuant to which they are issued, are, in each case, in effect as of the date of the Purchase Agreement, without giving effect to any modifications thereto subsequent to such date.
“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries (as defined in the Certificate of Designations), Affiliates (as defined in the Certificate of Designations)

or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity (as defined in the Certificate of Designations), unless, solely for purposes of Section 11 and Section 13 of the Certificate of Designations and clause (vi) of the definition of “Equity Conditions,” the holders of Common Stock of the Company immediately prior to such consolidation or merger continue to hold at least 50% of the aggregate ordinary voting power represented by the Common Stock of the Company (or the surviving or acquiring entity), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to one or more Subject Entities, other than solely to one or more of the Company’s wholly owned Subsidiaries, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding, or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, in any transaction or series of related transactions, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding, or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, unless, solely for purposes of Section 11 and Section 13 of the Certificate of Designations and clause (vi) of the definition of “Equity Conditions,” the holders of Common Stock of the Company immediately prior to such reorganization, recapitalization or reclassification continue to hold at least 50% of the aggregate ordinary voting power represented by the Common Stock of the Company (or the surviving entity), (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate, other than the Company or its wholly owned Subsidiaries, or their respective employee benefit plans, or any Permitted Party (as defined in the Certificate of Designations), to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of the Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
“Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the 20 Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $1.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date of the Purchase Agreement).

“Principal Market” means as of any date of determination, the Eligible Market on which the Common Stock is then listed or quoted.
“Required Holders” means holders of at least a majority of the outstanding shares of Series A convertible preferred stock (provided that such holders must include Yorkville Advisors Global LP or its Affiliates (collectively, “Yorkville”) so long as Yorkville beneficially owns any of the outstanding Series A convertible preferred stock or may be obligated to purchase additional Series A convertible preferred stock pursuant to the terms of the Purchase Agreement).
“Second Lien Notes” means the Company’s 9.0% Convertible Second Lien Senior Secured Notes due 2030 and the Company’s 11.5% Convertible Second Lien Senior Secured Notes due 2030, in each case, issued pursuant to the Second Lien Indenture, dated August 8, 2024, by among the Company, the Company’s Subsidiaries signatory thereto as guarantors, and GLAS Trust Company LLC, as indenture trustee (the “Second Lien Indenture”), as such Second Liens Notes, and the Second Lien Indenture pursuant to which they are issued, are, in each case, in effect as of the date of the Purchase Agreement, without giving effect to any modifications thereto subsequent to such date.
“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $2,000,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date of the Purchase Agreement).
No Listing
We do not plan on making an application to list the Series A convertible preferred stock on Nasdaq or any other securities exchange or any recognized trading system.

PLAN OF DISTRIBUTION
This prospectus supplement and the accompanying prospectus relate to the issuance and sale to the Investors of (i) up to 50,800 shares of Series A convertible preferred stock, comprising 35,000 Initial Preferred Shares to be sold at the first closing under the Purchase Agreement, up to 5,000 Additional Preferred Shares, which may be sold at an additional closing under the Purchase Agreement, and up to 10,800 PIK Preferred Shares, and (ii) 505,051 shares of Class A common stock to be issued as Commitment Shares to the Lead Investor as consideration for the Investors’ commitment to purchase shares of Series A convertible preferred stock pursuant to the Purchase Agreement. Delivery of the Initial Preferred Shares and the Commitment Shares offered hereby is expected to take place on or about May 22, 2025, subject to satisfaction or waiver of certain conditions set forth in the Purchase Agreement. We may distribute this prospectus supplement and the accompanying prospectus electronically.
Commissions and Expenses
We have retained D. Boral Capital LLC as our exclusive Placement Agent to use its “reasonable best efforts” to solicit offers to purchase the Series A convertible preferred stock. The Placement Agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. Pursuant to a Placement Agency Agreement with the Placement Agent, we have agreed to pay a cash fee equal to 4.6% of the gross proceeds received from the Investors. We are entering into the Purchase Agreement directly with two institutional investors in connection with this offering of the Series A convertible preferred stock pursuant to this prospectus, and we will only sell such shares to the Investors who have entered into the Purchase Agreement with us. We have also agreed to reimburse the Placement Agent for certain expenses in connection with this offering. The Placement Agent is neither acting as an underwriter in this offering nor obligated to purchase any of the securities. The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
We estimate the total expenses at the first closing of this offering that will be payable in cash by us, excluding the fee to the Placement Agent, will be approximately $750,000. In addition, the 505,051 shares of Class A common stock to be issued as Commitment Shares had a fair value of $2.0 million as of the close of business on May 21, 2025. After deducting the cash fee to the Placement Agent and our estimated cash offering expenses, we expect the net cash proceeds from the first closing of this offering will be approximately $31.3 million.
Indemnification
We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities, relating to or arising out of the Placement Agent’s activities under the Placement Agency Agreement or arising under the Securities Act and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.
Closings
Pursuant to the Purchase Agreement, we have the right to sell to the Investors up to an aggregate of 200,000 shares of Series A convertible preferred stock, including the shares offered hereby, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Each additional closing under the Purchase Agreement is at our option upon notice to the Investors and subject to the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement, including, among others and subject to certain qualifications, the absence of certain defaults, no Material Adverse Effect (as defined in the

Purchase Agreement), a minimum liquidity requirement, satisfaction of certain trading price and volume thresholds during the ten consecutive trading day period preceding the additional closing, that any such additional closing may be no less than 60 days following the immediately preceding closing (or, (1) if more than 25,000 shares of Series A convertible preferred stock were sold at the immediately preceding closing, 90 days or such earlier date more than 60 days following the immediately preceding additional closing that the Investors no longer hold any shares of the Series A convertible preferred stock sold at the immediately preceding closing and (2) except to the extent we otherwise agree with the Investors, including with respect to any additional closing relating to the Additional Preferred Shares, with respect to the first additional closing after the initial closing, if any shares of Series A convertible preferred stock are outstanding as of the date we receive the Stockholder Approval, 45 days after receipt of the Stockholder Approval, or such earlier date after such time as the Investors no longer hold any shares of the Series A convertible preferred stock sold at the initial closing) and receipt of the Stockholder Approval prior to the first such additional closing. We are under no obligation to sell any securities to the Investors under the Purchase Agreement subsequent to the first closing of this offering.
We currently anticipate that first closing of the sale of the Series A convertible preferred stock offered hereby will take place on or about May 22, 2025, following the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement. At or prior to the closing, the Investors will deliver to the Company an amount equal to the purchase amount (via wire transfer) for the Initial Preferred Shares, after deducting certain expenses that we have agreed to reimburse for the Investors. At the closing, we will deliver to the Investors book-entry statements of the Series A convertible preferred stock and Class A common stock purchased in this offering.
Trading Market
Our Class A common stock is quoted on Nasdaq under the symbol “LAZR.” We do not plan on making an application to list the Series A convertible preferred stock on The Nasdaq Stock Market or any other securities exchange or any recognized trading system.
Transfer Agent
The transfer agent for our Series A convertible preferred stock and Class A common stock is Equiniti Trust Company LLC, located at 55 Challenger Road, 2nd floor, Ridgefield Park, NJ 07660.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Orrick, Herrington & Sutcliffe LLP. Certain attorneys with Orrick, Herrington & Sutcliffe LLP and certain funds affiliated with the firm own and/or have an indirect interest in shares of Class A common stock, which represent less than 1% of our Class A common stock.
EXPERTS
The financial statements of Luminar Technologies, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus Supplement by reference to Luminar Technologies, Inc.’s annual report on Form 10-K for the year ended December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and accompanying base prospectus are part of the registration statement on Form S-3 (File No. 333-279118) we filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or accompanying base prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a copy of such contract, agreement or other document.
For further information with respect to the Company and its Class A common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.luminartech.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement which has been previously filed with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information included or subsequently incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (except to the extent such information is furnished):
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, as amended by Form 10-K/A filed with the SEC on April 30, 2025;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 20, 2025;
•our Current Reports on Form 8-K filed on March 24, 2025 (as amended March 28, 2025), April 1, 2025, May 15, 2025, May 15, 2025 and May 21, 2025; and
•the description of our Class A common stock in our registration statement on Form 8-A filed with the SEC on January 31, 2019, as updated by the description of our capital stock included in Exhibit 4.4 of our Annual Report on Form 10-K filed with the SEC on March 28, 2025, including any amendments thereto or reports filed for the purpose of updating such description.
All future documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference herein). We will provide this information at no cost to the requester upon written or oral request to:
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Telephone: (800) 532-2417
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at luminartech.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

PROSPECTUS
Luminar Technologies, Inc.
$100,000,000
of
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units
From time to time, we may offer and sell up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities or may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering, will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “LAZR”. On March 31, 2025, the last reported sale price of our Class A common stock was $5.39 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.
We may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 2 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement and any related free writing prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 4, 2025.

TABLE OF CONTENTS
Prospectus
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.
i

ABOUT THIS PROSPECTUS
This prospectus provides you with a general description of our securities being offered. You should read this prospectus together with the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you invest in our securities.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million as described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Luminar”, “we”, “us”, “our”, the “company” or similar references refer to Luminar Technologies, Inc. and its subsidiaries; and the term “securities” refers collectively to our Class A common stock, preferred stock, warrants, debt securities, or any combination of the foregoing securities.

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology.
These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, our history of losses and our expectation that we will continue to incur significant expenses, including substantial research and development (“R&D”) costs, and continuing losses for the foreseeable future as well as our limited operating history which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter; our strategic initiatives which may prove more costly than we currently anticipate and potential failure to increase our revenue to offset these initiatives; whether our LiDAR products are or will continue to be selected for inclusion in autonomous driving or advanced driving assistance systems (“ADAS”) by automotive original equipment manufacturers (“OEMs”) or their suppliers, and whether we will be de-selected by any customers; the lengthy period of time from a major commercial win to implementation and the risks of cancellation or postponement of the contract or unsuccessful implementation; potential inaccuracies in our forward looking estimates of certain metrics, our future cost of goods sold (“COGS”) and bill of materials (“BOM”) and total addressable market; the discontinuation, lack of success of our customers in developing and commercializing products using our solutions or loss of business with respect to a particular vehicle model or technology package and whether end automotive consumers will demand and be willing to pay for such features; our ability to successfully fund our growth if there are considerable delays in product introductions by us or our OEM customers may face with their products; our inability to reduce and control the cost of the inputs on which we rely, which could negatively impact the adoption of our products and our profitability; the effect of continued pricing pressures, competition from other LiDAR manufacturers, OEM cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs which may result in lower than anticipated margins, or losses, which may adversely affect our business; the effect of general economic conditions, including inflation, recession risks and rising interest rates, generally and on our industry and us in particular, including the level of demand and financial performance of the autonomous vehicle industry and the decline in fair value of available-for-sale debt securities in a rising interest rate environment; market adoption of LiDAR as well as developments in alternative technology and the increasingly competitive environment in which we operate, which includes established competitors and market participants that have substantially greater resources; our ability to achieve technological feasibility and commercialize our software products and the requirement to continue to develop new products and product innovations due to rapidly changing markets and government regulations of such technologies; our ability to build, launch, receive regulatory approval, sell, and service insurance products as well as market and differentiate the benefits of LiDAR-based ADAS to consumers; our ability to manage our growth and expand our business operations effectively, including into international markets, such as China, which exposes us to operational, financial, regulatory and geopolitical risks; changes in our government contracts business and our defense customers’ business due to political change and global conflicts; adverse impacts due to limited availability and quality of materials, supplies, and capital equipment, or dependency on third-party service providers and single-source suppliers; the project-based nature of our orders, which can cause our results of operations to fluctuate on a quarterly and annual basis; whether we will be able to successfully transition our engineering designs into high volume manufacturing, including our ability to transition to an outsourced manufacturing business model and whether we and our outsourcing partners and suppliers can successfully operate complex machinery; whether we can successfully select, execute or integrate our acquisitions; defects, reliability and other issues with our products which could reduce market adoption of our new products, limit our ability to manufacture, damage our reputation and expose us to product liability, warranty and other claims; our ability to maintain and adequately manage our inventory; our ability to maintain an effective system of internal control over financial reporting; our ability to protect and enforce our intellectual property rights; availability of qualified personnel, loss of highly skilled personnel; the impact of inflation and our stock price on our ability to hire and retain highly skilled personnel; the amount and timing of future sales and whether the average selling prices of our products could decrease rapidly over the life of the product as well as our dependence on a few key customers, who are often large corporations with substantial negotiating power; our ability to establish and maintain confidence in our long-term business prospects among customers and analysts and within our industry; whether we are subject to negative publicity; the effects of infectious diseases, health epidemics, pandemics and natural disasters on Luminar’s business; interruption or failure of our information technology and communications systems; cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our LiDAR solutions; market instability exacerbated by geopolitical conflicts, including the Israel-Hamas war and the conflict between Russia and Ukraine; trade disputes with China and other countries, and including the effect of sanctions and trade restrictions, such as tariffs imposed by the U.S. government and any countermeasures by other governments in respect to such tariffs, that may affect supply chain or sales opportunities or overall demand; the large amount of our outstanding indebtedness and our ability to access sources of capital to repay our indebtedness and finance operations and growth; our ability to maintain compliance with the Nasdaq continued listing standards for the listing of our Class A common stock; and those other factors discussed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K. You should specifically consider the numerous risks outlined in “Risk Factors” in our most recent annual report on Form 10-K and subsequent documents and reports we file with the SEC.
Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”
v

OUR COMPANY
Luminar is a technology company specializing in advanced Light Detection and Ranging (LiDAR) hardware and software solutions to enable the world’s safest and smartest vehicles. Over the past decade, Luminar has been developing proprietary LiDAR hardware, core semiconductor components and software in-house to meet the demanding performance, safety, reliability and cost requirements to enable next-generation safety and autonomous capabilities for passenger and commercial vehicles, as well as other adjacent markets.
The global automotive and mobility sector is increasingly focused on safety and autonomy, specifically next-generation advanced driver assistance systems, or ADAS, and highway autonomy for passenger and commercial vehicles. Our LiDAR technology provides increased situational awareness in a broad range of driving environments through improved and higher confidence detection and planning at all vehicle speeds. Beyond sensor hardware, our product portfolio has expanded to include semiconductor components of our LiDAR that have utility in adjacent markets, in-development software capabilities such as perception and high-definition “3D” mapping, all of which we anticipate will monetize the ecosystem of improved safety and autonomy created by our LiDAR.
We were incorporated in the State of Delaware in August 2018 as a special purpose acquisition company under the name Gores Metropoulos, Inc. On February 5, 2019, we completed our initial public offering. On December 2, 2020, we consummated the business combination (the “Business Combination”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated August 24, 2020, with the pre-Business Combination Luminar Technologies, Inc. (“Legacy Luminar”). Legacy Luminar was incorporated in Delaware on March 31, 2015. In connection with the consummation of the Business Combination, we changed our name from Gores Metropoulos, Inc. to Luminar Technologies, Inc.
Our principal executive offices are located at 2603 Discovery Drive, Suite 100, Orlando, Florida 32826. Our telephone number is (800) 532-2417. Our website address is www.luminartech.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”
We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. General corporate purposes may include, but are not limited to, stock repurchases, repayment or refinancing of indebtedness, additions to working capital, capital expenditures, investments in our subsidiaries, and the financing of acquisitions of complementary businesses, technologies, or other assets.

DESCRIPTION OF OUR CAPITAL STOCK
General
The following is a summary of the rights of our common stock and preferred stock and certain provisions of our second amended and restated certificate of incorporation, as amended on February 27, 2024 and November 20, 2024, and our amended and restated bylaws as they are currently in effect, which we refer to in this section as our certificate of incorporation and bylaws, respectively. This summary does not purport to be complete and is qualified in its entirety by the provisions of our second amended and restated certificate of incorporation, as amended and amended and restated bylaws, copies of which have been filed with the SEC.
Our authorized capital stock consists of 846,000,000 shares, of which 715,000,000 shares, par value $0.0001 per share, are designated as Class A common stock (“Class A Stock”), 121,000,000 shares, par value $0.0001 per share, are designated as Class B common stock (“Class B Stock”) and 10,000,000 shares, par value $0.0001 per share, are designated as preferred stock.
Common Stock
Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share, on all matters submitted to a vote of stockholders. The holders of Class A Stock and Class B Stock will generally vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or our certificate of incorporation. Delaware law could require either holders of Class A Stock or Class B Stock to vote separately as a single class in the following circumstances:
•if we were to seek to amend the certificate of incorporation to increase or decrease the par value of a class of the capital stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend the certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
Conversion
Each outstanding share of Class B Stock is convertible at any time at the option of the holder into one share of Class A Stock. In addition, each share of Class B Stock will convert automatically into one share of Class A Stock upon any transfer, whether or not for value, except for certain permitted transfers described in the paragraph that immediately follows this paragraph and further described in the certificate of incorporation. Once converted into Class A Stock, the Class B Stock will not be reissued.
A transfer of Class B Stock will not trigger an automatic conversion of such stock to Class A Stock if it is a permitted transfer. A permitted transfer is a transfer by certain holders of Class B Stock to any of the persons or entities listed in clauses “(i)” through “(v)” below, each referred to herein as a Permitted Transferee, and from any such Permitted Transferee back to such holder of Class B Stock and/or any other Permitted Transferee established by or for such holder of Class B Stock: (i) to a trust for the benefit of the holder of Class B Stock and over which such holder of Class B Stock retains sole dispositive power and voting control, provided the holder of Class B Stock does not receive consideration in exchange for the transfer (other than as a settlor or beneficiary of such trust); (ii) to a trust for the benefit of persons other than the holder of Class B Stock so long as the holder of Class B Stock retains sole dispositive power and voting control, provided the holder of Class B Stock does not receive consideration in exchange for the transfer (other than as a settlor or beneficiary of such trust); (iii) to a trust under the terms of which such holder of Class B Stock has retained a “qualified interest” within the meaning of Section 2702(b)(1) of the U.S. Tax Code, and/or a reversionary interest so long as the holder of Class B Stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B Stock held by such trust; (iv) to an Individual Retirement Account, as defined in Section 408(a) of the U.S. Tax Code, or a pension, profit sharing, stock bonus, or other type of plan or trust of which such holder of Class B Stock is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the U.S. Tax Code, so long as such holder of Class B Stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B Stock held in such account, plan, or trust; or (v) to a corporation, partnership, or limited liability company in which such holder of Class B Stock directly, or indirectly, retains sole dispositive power and exclusive voting control with respect to the shares of Class B Stock held by such corporation, partnership, or limited liability company.
Each share of Class B Stock will convert automatically, without further action by the Company or the holder thereof, into one fully paid and nonassessable share of Class A Stock, upon: (a) the receipt by the Company of a written request for such conversion from the holders of a majority of the Class B Stock then outstanding, or, if later, the effective date for conversion specified in such request or (b) the occurrence of a transfer, other than a permitted transfer, of such share of Class B Stock.
Each outstanding share of Class B Stock held by a natural person or their Permitted Transferee will convert automatically into one share of Class A Stock upon the death or permanent disability of such holder.
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A Stock and Class B Stock are entitled to receive dividends out of funds legally available if the Board of Directors of the Company (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine.
No Preemptive or Similar Rights
Class A Stock and Class B Stock will not be entitled to preemptive rights, and are not subject to conversion (except as noted above), redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If the Company becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to the stockholders would be distributable ratably among the holders of Class A Stock and Class B Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Stock Exchange Listing
Our Class A common stock is listed on the Nasdaq Global Select Market. The trading symbol for our Class A common stock is “LAZR.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8124.
Preferred Stock
The Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. The Board can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A Stock and Class B Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of Class A Stock and the voting and other rights of the holders of Class A Stock and Class B Stock. There are no current plans to issue any shares of preferred stock.
The particular terms of any series of Preferred Stock to be offered by this prospectus will be set forth in the prospectus supplement relating to the offering. The description of the terms of a particular series of Preferred Stock that will be set forth in the applicable prospectus supplement does not purport to be complete and will be qualified in its entirety by reference to the certificate of designation relating to the series. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the Preferred Stock that we may offer under this prospectus, as well as the complete certificate of designation that contains the terms of the particular series of Preferred Stock.
Private Warrants
Warrants were issued in a private placement in connection with the initial public offering (the “IPO”) of Gores Metropoulos, Inc. (our name prior to the Business Combination with Legacy Luminar)(the “Private Warrants”). The Private Warrants will not be redeemable by the Company so long as they are held by the Gores Metropoulos Sponsor LLC or its permitted transferees. Otherwise, the Private Warrants have terms and provisions that are identical to those of the warrants sold as part of the public units in the IPO, including as to exercise price, exercisability and exercise period.
If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Private Warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the Private Warrants, multiplied by the difference between the exercise price of the Private Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Some provisions of Delaware law, the certificate of incorporation, and the bylaws contain provisions that could make the following transactions more difficult: an acquisition of the Company by means of a tender offer; an acquisition of the Company by means of a proxy contest or otherwise; or the removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that provide for payment of a premium over the market price for the Company’s shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with Board. The Company believes that the benefits of the increased protection of the Company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:
•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Provisions of our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the Company’s management team, including the following:
•Dual Class Common Stock. The certificate of incorporation provides for a dual class common stock structure pursuant to which holders of Class B Stock will have the ability to control the outcome of matters requiring stockholder approval (even if they own significantly less than a majority of the shares of outstanding Class A Stock), including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets. Directors, executive officers, and employees, and their respective affiliates, may have the ability to exercise significant influence over those matters.
•Board of Directors Vacancies. The certificate of incorporation and bylaws authorize only the Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board is permitted to be set only by a resolution adopted by a majority vote of the Whole Board (as defined in the certificate of incorporation). These provisions prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board but promotes continuity of management.
•Classified Board. The certificate of incorporation and bylaws provide that the Board is divided into three classes of directors. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
•Directors Removed Only for Cause. The certificate of incorporation provides that stockholders may remove directors only for cause.
•Supermajority Requirements for Amendments of Certificate of Incorporation and Bylaws. The certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock will be required to amend certain provisions of the certificate of incorporation, including provisions relating to the classified Board, the size of the Board, removal of directors, special meetings, actions by written consent, and designation of preferred stock. In addition, the affirmative vote of holders of 75% of the voting power of each of the then-outstanding Class A Stock and Class B Stock, voting separately by class, is required to amend the provisions of the certificate of incorporation relating to the terms of the Class B Stock. The affirmative vote of holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock is required to amend or repeal the bylaws, although the bylaws may be amended by a simple majority vote of the Board.
•Stockholder Action; Special Meeting of Stockholders. The certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by a majority of the Whole Board, the chairman of the Board, or the chief executive officer, thus prohibiting a stockholder from calling a special meeting. The certificate of incorporation provides that the stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, holders of capital stock are not able to amend the bylaws or remove directors without holding a meeting of stockholders called in accordance with the bylaws. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
•Notice Requirements for Stockholder Proposals and Director Nominations. The bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The certificate of incorporation and bylaws do not provide for cumulative voting.
•Issuance of Undesignated Preferred Stock. The Board will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of Preferred Stock will enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or other means.
•Choice of Forum. The certificate of incorporation provides that the Chancery Court (or, if and only if the Chancery Court lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on behalf of the Company; (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of the Company or any stockholder to the Company or the Company’s stockholders; (3) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws; (4) any action or proceeding to interpret, apply, enforce or determine the validity of the certificate of incorporation or the bylaws (including any right, obligation or remedy thereunder); (5) any action or proceeding as to which the DGCL confers jurisdiction to the Chancery Court; and (6) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The provisions would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.
Limitation of Liability and Indemnification
Our amended and restated bylaws provide that our directors and officers will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, our second amended and restated certificate of incorporation provides that our directors and officers will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors or officers to the fullest extent permitted by the DGCL as it now exists or may in the future be amended.
The amended and restated bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of ours for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this base prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under one or more separate indentures that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed a form of indenture under which debt securities may be issued from time to time as an exhibit to the registration statement of which this base prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this base prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this base prospectus, as well as the complete indenture that contains the terms of the debt securities.
The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. The prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto as applicable:
•the title and series of such debt securities;
•the principal amount being offered;
•the total amount authorized and the total amount outstanding as of the most recent practicable date;
•any limit upon the aggregate principal amount of such debt securities of such series;
•whether such debt securities will be in global or other form; the date or dates and method or methods by which principal and any premium on such debt securities is payable;
•the interest rate or rates (or method by which such rate will be determined), if any;
•the dates on which any such interest will start accruing, become payable, record dates for interest payments and the method of payment;
•whether and under what circumstances any additional amounts are payable with respect to such debt securities;
•the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;
•the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;
•any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities; the denominations of such debt securities, if other than $1,000 and integral multiples thereof;
•any rights of the holders of such debt securities to convert the debt securities into and/or exchange the debt securities for, other securities, cash or other property;
•the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;
•the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;
•if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;
•any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;
•whether such debt securities will be subject to defeasance or covenant defeasance;
•the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;
•name of any trustees and any authenticating or paying agents or registrars or depositaries or any other agents with respect to such debt securities;
•whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•whether such debt securities will be guaranteed and the terms thereof;
•whether such debt securities will be secured by collateral and the terms of such security; and
•any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.
Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.
The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “- Consolidation, Merger and Sale of Assets.”
Modification and Waiver
The indenture provides that supplements to the indenture may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of each series of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:
(a)    change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable upon the redemption thereof or otherwise, or change the obligation to pay additional amounts pursuant to the indenture, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions (other than provisions relating to notice periods (to the extent consistent with the Applicable Procedures of the Depositary) for redemption and conditions to redemption) or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair the right of any holder of debt securities to institute suit for the payment after such payment is due (or, in the case of redemption, on or after such redemption date or, in the case of repayment at the option of the holder, on or after such payment is due);
(b)    reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the indenture, or reduce the requirements for quorum or voting;
(c)    modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past or existing defaults or waivers of certain covenants, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or
(d)    make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.
The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.
The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:
(a)    to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;
(b)    to add to the covenants of the Company for the benefit of the holders of any series of debt securities issued thereunder or to surrender any right or power conferred on the Company pursuant to the indenture; provided, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such a default or may limit the remedies available to the Trustee upon an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;
(c)    to establish the form and terms of debt securities issued thereunder;
(d)    to evidence and provide for the acceptance of an appointment of a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under such indenture by more than one trustee pursuant to the indenture;

(e)    to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of outstanding debt securities issued thereunder in any material respect;
(f)    to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;
(g)    to add any additional events of default with respect to all or any series of debt securities (as shall be specified in such supplemental indenture);
(h)    to supplement any of the provisions of the indenture as may be necessary for the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;
(i)    to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;
(j)    to add guarantees in respect of the debt securities of one or more series and to provide for the terms and conditions of release thereof;
(k)    to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities of any series any property or assets and to provide for the terms and conditions of release thereof;
(l)    to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;
(m)    to provide for certificated securities in addition to or in place of global securities;
(n)    to qualify such indenture under the Trust Indenture Act of 1939, as amended;
(o)    with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or
(p)    to make any other change that does not adversely affect the rights of holders of any series of debt securities outstanding in any material respect.
Events of Default
Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:
(a)    default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;
(b)    default in the payment of principal of or any premium on any series of the debt securities outstanding under the indenture when due and payable;
(c)    default in the deposit, if any, of any sinking fund payment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d)    failure by the Company for 60 days after receipt by written notice from the trustee upon direction of holders of at least 25% in principal amount of the debt securities outstanding of such series to observe or perform any of the other covenants or agreements in the indenture and stating that such notice is a “Notice of Default” pursuant to the indenture; provided, that if such failure cannot be cured within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in U.S. generally accepted accounting principles shall not be deemed to be an event of default;
(e)    certain events of bankruptcy, insolvency, reorganization or other similar action of the Company; and
(f)    any other event of default provided in the indenture with respect to a particular series of debt securities, provided that any such event of default that results from a change in U.S. generally accepted accounting principles shall not be deemed to be an event of default.
In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.
The indenture provides that the Company must periodically furnish the trustee with a written statement as to the Company’s compliance with the covenants contained in the indenture and as to the absence of default under the indenture terms.
The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of securities of such series.
The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising or omitting to exercise any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a) or (b) of the first paragraph above under “- Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “- Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.
Consolidation, Merger and Sale of Assets
The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the Company is the survivor or the successor person is a person organized or existing under the laws of the United States, any state of the United States or the District of Columbia and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.
Certain Covenants
Payment of Principal, any Premium, Interest or Additional Amounts. The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.
Maintenance of Office or Agency. The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.
Reports. So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.
Redemption; Repurchase at the Option of the Holder; Sinking Fund
The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause the Company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market
The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.
Discharge, Defeasance and Covenant Defeasance
The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:
(a)    all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation; or
(b)
i.    the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay and discharge the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and
ii.    the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.
Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

DESCRIPTION OF OUR WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any additional warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below.
The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of warrant agreement and form of warrant certificate relating to each series of warrants that will be incorporated by reference as an exhibit to the registration statement that includes this base prospectus or as an exhibit to a current report on Form 8-K if we offer warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants, including whether the right to convert or purchase the securities may be forfeited unless exercised before the date specified in a notice of the redemption or call;
•kinds, frequency and timing of notice of the redemption or call, including the cities or newspapers where notice will be published;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreements and warrants may be modified;
•federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants;
•provisions for the warrants to be held in book entry form; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Outstanding Warrants
As of December 31, 2024, there were warrants outstanding to purchase up to a total of 383,836 shares of our Class A common stock.

DESCRIPTION OF OUR UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this base prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this base prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
The following summary description, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to the registration statement that includes this base prospectus or as an exhibit to a current report on Form 8-K if we offer units.
General
We may issue units comprised of common stock, preferred stock, debt securities, debt obligations of third parties, including U.S. treasury securities, warrants, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrants or rights included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Outstanding Units
We have no outstanding units.

PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
•to or through underwriters or dealers;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions other than on these exchanges or systems or in the over-the-counter market;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•through broker-dealers acting as agent or principal, including in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•directly to purchasers;
•a combination of any of these methods of sale; and
•in any manner, as provided in the applicable prospectus supplement by any other method permitted pursuant to applicable law.
We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the times of sale;
•at prices related to such prevailing market prices;
•at varying prices determined at the time of sale; or
•at negotiated prices.
We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this base prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, Santa Monica, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement. Certain attorneys with Orrick, Herrington & Sutcliffe LLP and certain funds affiliated with the firm own and/or have an indirect interest in shares of Class A common stock, which represent less than 1% of our Class A common stock.
EXPERTS
The financial statements of Luminar Technologies, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus by reference to Luminar Technologies, Inc.’s annual report on Form 10-K for the year ended December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public free of charge at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on the “Investors” page of our website at www.luminartech.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of securities covered by this prospectus:
•our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 28, 2025;
•our Current Report on Form 8-K filed on March 24, 2025, as amended by Form 8-K/A filed on March 28, 2025; and
•the description of our Class A common stock in our registration statement on Form 8-A filed with the SEC on January 31, 2019, as updated by the description of our capital stock included in Exhibit 4.4 of our Annual Report on Form 10-K filed with the SEC on March 28, 2025, and any other amendment or report filed for the purpose of updating such description.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Telephone: (800) 532-2417

LUMINAR TECHNOLOGIES, INC.
May 22, 2025